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                                                                      Exhibit 11

                   VALLEY FORGE CORPORATION AND SUBSIDIARIES
                       Computation of Earnings per Share
                                  (Unaudited)


                                                       Three Months Ended March 31,
                                                       ----------------------------
                                                       1996               1995
                                                       ----               ----
 PRIMARY:
 Weighted average common shares
          outstanding                                   2,667,568          2,656,026
 Common equivalent shares                                  75,729             70,760
                                                       ----------         ----------
 Weighted average common shares and
          common equivalent shares outstanding          2,743,297          2,726,786
                                                       ==========         ==========


 Net income                                            $  918,000         $1,008,000
                                                       ==========         ==========


 Primary earnings per share                                  $.33               $.37
                                                             ====               ====


 FULLY DILUTED:
 Weighted average common shares
          outstanding                                   2,667,568          2,656,026
 Common equivalent shares                                  91,689             73,787
                                                       ----------         ----------
 Weighted average common shares and
          common equivalent shares outstanding          2,759,257          2,729,813
                                                       ==========         ==========


 Net income                                            $  918,000         $1,008,000
                                                       ==========         ==========


 Fully diluted earnings per share                            $.33               $.37
                                                             ====               ====